Exhibit 10.53

SUBLEASE GUARANTY

THIS SUBLEASE GUARANTY (“Guaranty”) is made by EvoMed LLC, a Delaware limited liability company (“Guarantor”) in favor of RELATIONAL INVESTORS LLC, a Delaware limited liability company (“Sublandlord”) in connection with that certain Office Sublease dated January 30, 2015 the “Sublease”) pursuant to which Sublandlord is to sublease to EVOFEM INC., a Delaware corporation (“Subtenant”) certain premises located at 12400 High Bluff Drive, Suite 600, San Diego, California (the “Subpremises”).

A.    Sublandlord requires this Guaranty as a condition to its execution of the Sublease and the performance of the obligations to be performed under the Sublease by Sublandlord.

B.    Guarantor has agreed to provide this Guaranty to induce Sublandlord to enter into the Sublease with Subtenant and perform its obligations under the Sublease.

In consideration of Sublandlord’s agreement to execute the Sublease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby agree with Sublandlord as follows:

1.    The Sublease is hereby incorporated into and made a part of this Guaranty by this reference.

2.    Guarantor hereby unconditionally guarantees, as a primary obligor and not as a surety, without deduction by reason of setoff, defense or counterclaim, the full and punctual payment of all sums of rent and other amounts payable under the Sublease and the full and punctual performance of all terms, covenants and conditions in the Sublease to be kept, performed and/or observed by Subtenant. Guarantor’s obligations under this Guaranty are continuing and unconditional.

3.    Guarantor hereby agrees that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) the Sublease may be extended and any other term, covenant or condition of the Sublease may be amended, compromised, released or otherwise altered by Sublandlord and Subtenant, and Guarantor does guarantee and promise to perform all the obligations of Subtenant under the Sublease as so extended, amended, compromised, released or altered; (b) any guarantor of or party to the Sublease may be released, substituted or added; (c) any right or remedy under the Sublease may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Sublandlord or any other person may deal in any manner with Subtenant, any guarantor, any party to the Sublease or any other person; (e) Sublandlord may permit Subtenant to holdover the Subpremises beyond the Sublease Term; and (f) all or any part of the Subpremises or of Subtenant’s rights or liabilities under the Sublease may be sublet, assigned or assumed. Without in any way limiting the foregoing, Guarantor agrees not to unreasonably withhold its consent to any sub-sublease, assignment of the Sublease or other modification of the Sublease which is agreed to by Sublandlord and Subtenant.

4.    Guarantor hereby waives and agrees not to assert or take advantage of: (a) any right to require Sublandlord to proceed against Subtenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against Guarantor; (b) any defense based on the genuineness, validity, regularity or enforceability of the Sublease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Subtenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Subtenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Subtenant for reimbursement. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Sections 2809, 2810 and 2845 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

5.    Guarantor hereby waives and agrees not to assert or take advantage of (a) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Subtenant, notices of any other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; (b) the defense of any statute of limitations in any action under or related to this Guaranty or the Sublease; (c) any right or defense based on a lack of diligence or failure or delay by Sublandlord in enforcing its rights under this Guaranty or the Sublease.

6.    Guarantor hereby waives and agrees not to assert or take advantage of any right to (a) exoneration if Sublandlord’s actions shall impair any security or collateral of Guarantor; (b) any security or collateral held by Sublandlord; (c) require Sublandlord to proceed against or exhaust any security or collateral before proceeding against Guarantor; (d) require Sublandlord to pursue any right or remedy for the benefit of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Sections 2819, 2849 and 2850 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

7.    Guarantor shall not, without the prior written consent of Sublandlord, commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Subtenant. Guarantor’s obligations under this Guaranty shall in no way be affected by any bankruptcy, reorganization or insolvency of Subtenant or any successor or assignee of Subtenant or by any disaffirmance or abandonment of the Sublease or any payment under this Guaranty by a trustee of Subtenant in any bankruptcy proceeding including, without limitation, any impairment, limitation, or modification of the liability of Subtenant or the estate of Subtenant in bankruptcy, or of any remedy for the enforcement of Subtenant’s liability under the Sublease resulting from the operation of any present or future provision of any federal or state bankruptcy or insolvency law or other statute or from the decision of any court. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Subtenant relating to any indebtedness of Subtenant to Guarantor and will assign to Sublandlord all rights of Guarantor thereunder. Sublandlord shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Sublandlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Sublandlord all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Sublandlord receives cash by reason of any such payment or distribution. If Sublandlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

8.    Until all the Subtenant’s obligations under the Sublease are fully performed, Guarantor: (a) shall have no right of subrogation or reimbursement against the Subtenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) subordinates any liability or indebtedness of the Subtenant now or hereafter held by Guarantor to the obligations of the Subtenant under, arising out of or related to the Sublease or Subtenant’s use of the Subpremises; and (c) acknowledges that the actions of Sublandlord may affect or eliminate any rights of subrogation or reimbursement of Guarantor as against Subtenant without any liability or recourse against Sublandlord. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Section 2848 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

9.    Prior to the execution of this Guaranty and at any time during the Term of the Sublease upon ten (10) days prior written notice from Sublandlord, Guarantor agrees to provide Sublandlord with Guarantor’s most recent financial statement and financial statements for Guarantor for the two (2) years prior to the most recent financial statement year to the extent not previously delivered to Sublandlord. Guarantor’s financial statements are to be prepared in accordance with the normal practice of Guarantor, including if such practice is to have the financial statements audited by an independent certified public accountant. Guarantor represents and warrants that all such financial statements shall be true and correct statements of Guarantor’s financial condition.

10.    The liability of Guarantor and all rights, powers and remedies of Sublandlord hereunder and under any other agreement now or at any time hereafter in force between Sublandlord and Guarantor relating to the Sublease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Sublandlord by law.

11.    This Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns. This Guaranty may be assigned by Sublandlord voluntarily or by operation of law.

12.    This Guaranty shall constitute the entire agreement between Guarantor and the Sublandlord with respect to the subject matter hereof. No provision of this Guaranty or right of Sublandlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Sublandlord. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof. No course of dealing between Sublandlord and Subtenant shall alter or affect the enforceability of this Guaranty or Guarantor’s obligations hereunder.

13.    Guarantor hereby agrees to indemnify, protect, defend and hold Sublandlord harmless from and against, all losses, costs and expenses including, without limitation, all interest, default interest, post-petition bankruptcy interest and other post-petition obligations, late charges, court costs and attorneys’ fees, which may be suffered or incurred by Sublandlord in enforcing or compromising any rights under this Guaranty or in enforcing or compromising the performance of Subtenant’s obligations under the Sublease.

14.    The term “Sublandlord” whenever hereinabove used refers to and means the Sublandlord in the foregoing Sublease specifically named and also any assignee of said Sublandlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Sublandlord or of any assignee of such Sublease or any part thereof, whether by assignment or otherwise. The term “Subtenant” whenever hereinabove used refers to and means the Subtenant in the foregoing Sublease specifically named and also any assignee or sub-subtenant of said Sublease and also any successor to the interests of said Subtenant, assignee or sub-subtenant of such Sublease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Subtenant, Subtenant’s assignee or sub-subtenant.

15.    If Guarantor shall become bankrupt or insolvent, or any application shall be made to have Guarantor declared bankrupt or insolvent, or Guarantor shall make an assignment for the benefit of creditors, notice of such occurrence or event shall be promptly furnished to Sublandlord by Guarantor or Guarantor’s fiduciary. This Guarantee shall extend to and be binding upon Guarantor’s successors and assigns, including, but not limited to, trustees in bankruptcy and Guarantor’s estate.

16.    Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and sent by registered or certified mail, return receipt requested in accordance with the notice provisions of the Sublease. The Subtenant shall be deemed Guarantor’s agent for service of process and notice to Guarantor delivered to the Subtenant at the address set forth in the Sublease shall constitute proper notice to Guarantor for all purposes. Notices to Sublandlord shall be delivered to Sublandlord’s address set forth in the Sublease. Sublandlord, at its election, may provide an additional notice to Guarantor at the address provided under Guarantor’s signature below.

17.    If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action. Guarantor hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on any claim that any arbitration decision binding upon Sublandlord and Subtenant is not binding upon Guarantor.

18.    Guarantor agrees that all questions with respect to this Guaranty shall be governed by, and decided in accordance with, the laws of the State of California.

19.    Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

20.    Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

21.    If more than one person signs this Guaranty, each such person shall be deemed a guarantor and the obligation of all such guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

22.    If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation, Sublandlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Sublandlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty.

23.    Without limiting the generality of any of the covenants and agreements of the Guarantor set forth above in this Guaranty, Guarantor hereby waives any and all benefits of the provisions of Section 2822 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

THE UNDERSIGNED HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED IN THIS GUARANTY INCLUDING, WITHOUT LIMITATION, ALL WAIVERS CONTAINED IN THIS GUARANTY.

Executed on this 30th day of January, 2015.

EVOMED LLC, a Delaware limited liability company

By:	/s/ Sean Edwards
	Print Name:	Sean Edwards
	Print Title:	President

By:	/s/ Helen Tran
	Print Name:	Helen Tran
	Print Title:	CFO